Exhibit 10.1

REALOGY HOLDINGS CORP.
AMENDED AND RESTATED 2012 LONG-TERM INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT NOTICE OF GRANT
& PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Realogy Holdings Corp. (the "Company"), pursuant to Section 9.4 of the Amended and Restated 2012 Long-Term Incentive Plan (the "Plan"), hereby grants to the individual listed below (the "Participant"), an Award of Performance Restricted Stock units (a "PRSU Award" or "PRSU"). This Award shall be subject to approval by the stockholders of the Company of the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan at the annual meeting for such stockholders held in 2016. If such stockholder approval is not obtained this Notice shall be void and of no force or effect. The PRSU Award is subject to all of the terms and conditions set forth herein and in the Performance Restricted Stock Unit Agreement attached hereto as Exhibit A (the "Agreement") and the Plan, which are incorporated herein by reference. In addition, as a condition to receiving this PRSU Award, the Participant understands and agrees to continue to be bound by and comply with the restrictive covenants and other provisions set forth in Section 9 of the Severance Agreement, dated February 23, 2016 (the "Restrictive Covenants Agreement"), a copy of which the Participant acknowledges receipt. The Participant understands and agrees that the Restrictive Covenants Agreement shall survive the grant, vesting or termination of the PRSU, sale of the Shares with respect to the PRSU and any termination of employment of the Participant, and that full compliance with the Restrictive Covenants Agreement is an express condition precedent to (i) the receipt, delivery and vesting of any PRSUs and (ii) any rights to any payments with respect to the PRSUs.
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant ("Notice") and the Agreement.
Participant:
Grant Date:    February 26, 2016
Total Number of PRSUs:
Performance Period:    January 1, 2016 – December 31, 2016
Performance Criteria:    See Schedule 1 to Exhibit A attached hereto
Vesting Dates: One-third of the Performance Restricted Stock Units will vest on each of the first three grant anniversary dates: February 26, 2017, February 26, 2018, and February 26, 2019 (each, a "Vesting Date"), subject to the performance criteria described in Schedule I.

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice, including the Restrictive Covenants Agreement. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the PRSU Award.
Note: Participants electing to accept this grant via Merrill Lynch Benefits Online Grant Acceptance Process are not required to print and sign this agreement.
REALOGY HOLDINGS CORP.         PARTICIPANT

By:         By: ______________________________

Print Name:         Print Name: _______________________

Title:

This Award is subject to the approval by the stockholders of the Company of the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan at the annual meeting for such stockholders held in 2016. If such stockholder approval is not obtained this Notice shall be void and of no force or effect.

Exhibit A
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Performance Restricted Stock Unit Notice of Grant (the "Notice") to which this Performance Restricted Stock Unit Agreement (this "Agreement") is attached, Realogy Holdings Corp. (the "Company"), has granted to the Participant the number of PRSUs under the Company's Amended and Restated 2012 Long-Term Incentive Plan (the "Plan") as indicated in the Notice. This Award shall be subject to approval by the stockholders of the Company of the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan at the annual meeting for such stockholders held in 2016. If such stockholder approval is not obtained this Agreement shall be void and of no force or effect. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.
ARTICLE I
GENERAL
1.1    Incorporation of Terms of Plan. The PRSU Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II
GRANT OF PRSUS
2.1    Grant of PRSUs. In consideration of the Participant's past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the "Grant Date"), the Company grants to the Participant the number of PRSUs as set forth in the Notice, upon the terms and conditions set forth in the Plan and this Agreement, including Schedule 1 attached hereto, and subject to the Participant's full compliance at all times with the restrictive covenants and other provisions set forth in the Restrictive Covenants Agreement (as defined in the Notice), which is an express condition precedent to (i) the receipt, delivery and vesting of any PRSUs and (ii) any rights to any payments with respect to the PRSUs.
2.2    Consideration to the Company. In consideration of the grant of the PRSUs by the Company, the Participant agrees to render services to the Company or any Affiliate and to comply at all times with the Restrictive Covenants Agreement. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
ARTICLE III
PERFORMANCE CRITERIA AND PERFORMANCE PERIOD
3.1    Performance Period. Subject to the remaining terms of this Agreement, after completion of the Performance Period as set forth on the Grant Notice, the number of PRSUs earned under this Agreement (the "Earned PRSUs") will be based on the achievement of the Company's performance against certain criteria (the "Performance Criteria") as set forth on Schedule 1. The PRSU Award that could have been earned in accordance with the provisions of Schedule 1 that is not earned as of the end of the Performance Period shall be immediately forfeited at the end of the Performance Period.
3.2    Vesting Period. Following the Performance Period, the Earned PRSUs, if any, shall be subject to a risk of forfeiture as described in Section 4.1 below until the PRSU vests. Subject to Articles 4 and 5 below, the PRSUs shall vest on each Vesting Date as set forth in the Notice.

3.3    Settlement of PRSUs. Except as set forth in 5.1 below, within a reasonable period of time following vesting of the Earned PRSU (and in no event more than 60 days following such vesting), the Company shall pay and transfer to the Participant a number of shares of Common Stock of Realogy Holdings Corp. (the "Shares") equal to the aggregate number of Earned PRSUs that have vested, subject to the Participant's full compliance at all times with the Restrictive Covenants Agreement. Fractional Shares shall be rounded down to the nearest whole Share. The Company may, in its sole discretion, deliver such Shares (i) by issuing the Participant a certificate of Common Stock representing the appropriate number of Shares, (ii) through electronic delivery to a brokerage or similar securities-holding account in the name of the Participant, or (iii) through such other commercially reasonable means available for the delivery of securities.
3.4    No Rights as a Stockholder. Unless and until a certificate or certificates representing the Shares shall have been issued by the Company to the Participant in connection with the payment of Shares related to the vested PRSUs, the Participant shall not be, or have any of the rights or privileges of a stockholder of the Company with respect to, the PRSU Award or the Shares.
3.5    Dividend Equivalents Rights. The PRSU Award will carry dividend equivalent rights related to any cash dividend paid by the Company while the PRSU Award is outstanding. In the event the Company pays a cash dividend on its outstanding Shares following the grant of the PRSU Award, the number of PRSUs will be increased by the number of units determined by dividing (i) the amount of the cash dividend on the number of Shares covered by the PRSUs at the time of the related dividend record date, by (ii) the closing price of a Share on the related dividend payment date. Any additional PRSUs credited as dividend equivalents will be subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original PRSUs to which they relate.
3.6    Deferral. The Participant may be permitted to elect to defer receipt of his or her Shares related to the PRSU Award, to the extent permitted by and in accordance with a separate deferral program.
ARTICLE IV
FORFEITURES
4.1    Termination of Employment. Except as otherwise specifically set forth in this Article IV or Section 5.1 below, if the Participant terminates employment with or ceases to provide services to the Company or any Affiliate, then the PRSUs (including any Earned PRSUs), to the extent not vested, shall be forfeited to the Company without payment of any consideration by the Company.
4.2    Retirement. In the case where the Participant terminates employment with or ceases to provide services to the Company or any Affiliate on account of Retirement on or following the first anniversary of the Grant Date, the Earned PRSUs, to the extent not vested, shall become fully vested upon such Retirement and the Company shall pay and transfer to the Participant the Shares in such amounts and at such times as are set forth in the Notice as if the Participant had remained employed with the Company, provided that the Participant fully complies at all times with the Restrictive Covenants Agreement.
4.3    Death or Disability. If the Participant terminates employment with or ceases to provide services to the Company or any Affiliate on account of death or Disability, the PRSUs, to the extent not earned or vested, shall be deemed to have achieved the Performance Criteria and shall become fully vested upon such termination of employment or services and shall be paid in accordance with Section 3.3 above.
ARTICLE V
CHANGE IN CONTROL
5.1    Change in Control. In the event of a Change in Control:
(a)    The PRSU Award shall, if the Change in Control occurs during the Performance Period, be converted to Earned PRSUs immediately prior to the Change in Control and cease to be subject to the achievement of the Performance Criteria and shall continue to vest during the Vesting Period provided the

Participant is employed by or is providing services to the Company or any Affiliate on such date and fully complies at all times with the Restrictive Covenants Agreement, subject to clauses (b) and (c) below.
(b)    With respect to each outstanding Earned PRSU that is assumed or substituted in connection with a Change in Control, in the event that during the twenty-four (24) month period following such Change in Control a Participant's employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, (i) the restrictions, payment conditions, and forfeiture conditions applicable to such PRSU granted shall lapse (but, the Participant's obligations under the Restrictive Covenants Agreement and this Agreement shall not lapse), and (ii) such PRSU shall become fully vested and payable within ten (10) days following such termination of employment or services.
(c)    With respect to each outstanding PRSU that is not assumed or substituted in connection with a Change in Control, except as would result in the imposition of additional taxes and penalties under Section 409A of the Code, immediately upon the occurrence of the Change in Control, (i) the restrictions, payment conditions, and forfeiture conditions applicable to such PRSU granted shall lapse (but, the Participant's obligations under the Restrictive Covenants Agreement and this Agreement shall not lapse), and (ii) such PRSU shall become fully vested and payable within ten (10) days following the Change in Control.
5.2    Assumption/Substitution. For purposes of this Section 5.1, the PRSUs shall be considered assumed or substituted for if, following the Change in Control, the PRSUs are (i) based on shares of common stock that are traded on an established U.S. securities market and (ii) of comparable value and remains subject to the same terms and conditions that were applicable to the PRSUs immediately prior to the Change in Control except that the PRSUs that relate to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
ARTICLE VI
MISCELLANEOUS
6.1    Administration. The Administrator shall have the power to interpret the Plan, the Restrictive Covenants Agreement and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PRSUs.
6.2    Restrictions on Transfer. The PRSUs that have not vested may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Administrator, or by will or the laws of descent and distribution.
6.3    Invalid Transfers. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the PRSUs by any holder thereof in violation of the provisions of this Agreement shall be valid, and the Company will not transfer any of said PRSUs on its books or otherwise nor will any of said PRSUs be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
6.4    Adjustments. The Participant acknowledges that the PRSUs are subject to modification and termination in certain events as provided in this Agreement and Article 3 of the Plan.
6.5    Termination of Employment or Service/Breach of the Restrictive Covenants Agreement. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including without limitation, whether a termination has occurred, whether any termination resulted from a discharge for Cause and whether any particular leave of absence constitutes a termination, as well as whether the Participant has fully complied with the Restrictive Covenants Agreement for purposes of this Agreement.
6.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Executive Vice President and Chief Administrative Officer at the Company's principal office, and any notice to be given to the Participant shall be addressed to the Participant's last address reflected on the Company's records.
6.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
6.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
6.9    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PRSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
6.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PRSUs in any material way without the prior written consent of the Participant.
6.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 6, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
6.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PRSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
6.13    Entire Agreement. The Plan, the Notice, the Restrictive Covenants Agreement and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
6.14    Section 409A. The intent of the parties is that payments and benefits under this Agreement and the Award be exempt from, or comply with, Section 409A of the Internal Revenue Code (the "Code"), and accordingly, to the maximum extent permitted, this Agreement and the Award shall be interpreted and administered to be in accordance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement and the Award which are subject to Section 409A of the Code until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement and the Award shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Agreement and the Award that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement and the Award during the six-month period immediately following the Participant's separation from service shall instead be paid on the first business day after the date that is six months following the Participant's separation from service (or, if earlier, the Participant's death). The Company makes no representation that any or all of the payments described in this Agreement and the Award will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant understands and agrees that he or she shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
ARTICLE VII
DEFINITIONS
Wherever the following terms are used in the Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
7.1    "Disability" shall mean a condition such that an individual would be considered disabled for the purposes of Section 409(A) of the Code.
7.2    "Retirement" shall mean Separation from Service (as defined in Section 409A of the Code) with the Company and all Affiliates (other than for Cause) after attaining eligibility for Retirement. A Participant attains eligibility for Retirement upon the earlier of (a) age 65 or (b) age 55 with at least ten (10) whole years of consecutive service starting from the Participant’s most recent hire date with the Company and all Affiliates.

Schedule I